SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                  FORM 8-K


                               CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(d) OF THE

                      SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): November 4, 2008

                           Timberland Bancorp, Inc.
            (Exact name of registrant as specified in its charter)


       Washington                  0-23333                   91-1863696
---------------------------     -------------            -------------------
State or other jurisdiction      Commission               (I.R.S. Employer
Of incorporation                File Number              Identification No.)

624 Simpson Avenue, Hoquiam, Washington                         98550
---------------------------------------------            -------------------
(Address of principal executive offices)                      (Zip Code)


      Registrant's telephone number (including area code) (360) 533-4747


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition
--------------------------------------------------------

     On November 4, 2008, Timberland Bancorp, Inc. issued its earnings release for the quarter ended September 30, 2008. A copy of the earnings release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits
--------------------------------------------

       (d)    Exhibits

        99.1  Press Release of Timberland Bancorp, Inc. dated November 4, 2008

                                 SIGNATURES
                            ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   TIMBERLAND BANCORP,INC.


DATE:  November 5, 2008            By:/s/Dean J. Brydon
                                      -------------------------
                                      Dean J. Brydon
                                      Chief Financial Officer

                                  Exhibit 99.1

Contact: Michael R. Sand,
         President & CEO
         Dean J. Brydon, CFO
         (360) 533-4747
         www.timberlandbank.com
         ----------------------

     Timberland Bancorp Earns $1.35 Million in Fiscal Fourth Quarter 2008

HOQUIAM, WA--November 4, 2008 -- Timberland Bancorp, Inc. (NASDAQ:TSBK) ("Timberland"), the holding company for Timberland Bank ("Bank"), today reported fiscal fourth quarter profits of $1.35 million, or $0.21 per diluted share after a $1.50 million addition to its loan loss reserves, compared to earnings of $2.16 million, or $0.32 per diluted share for the fiscal fourth quarter of 2007. For the fiscal year ended September 30, 2008, Timberland reported earnings of $4.01 million, or $0.61 per diluted share compared to earnings of $8.16 million, or $1.17 per diluted share for the fiscal year ended September 30, 2007. Profit for the year ended September 30, 2008 reflects the non-recurring charge of $2.59 million ($0.39 per diluted share) taken in June as a result of the Company's withdrawal of its investment in the AMF family of mutual funds. All per share data has been adjusted to reflect the two-for-one stock split in the form of a 100% stock dividend paid on June 5, 2007.

Fiscal Fourth Quarter 2008 Highlights: (quarter ended September 30, 2008 compared to the quarter ended September 30, 2007)
-- Capital levels remain well above the regulatory threshold for a well capitalized designation with a 13.62% total risk based capital ratio.
-- Net interest margin remained strong at 4.36% (an increase of 13 basis points from prior quarter).
--  Non-interest income increased 30%.
-- Quarterly cash dividend of $0.11 per share announced on October 29, 2008. This represents the 43rd consecutive quarter that Timberland has paid a cash dividend.
--  The loan portfolio increased 8% to $558 million from $515 million.
--  Total deposits increased 7% to $499 million from $467 million
--  Total assets increased 6% to $682 million from $645 million.
-- The one-to-four family speculative construction portfolio decreased by 16% from the prior quarter, accounting for only 5% of the total loan portfolio.

"While the economic environment in our markets along Washington's coast continue to be relatively stable, we are seeing considerable stress in some parts of the Puget Sound market," said Michael R. Sand, President and CEO. "We are continuing to monitor our loan portfolio and to work with builders who have inventory on the market. At September 30th, speculative one-to-four family residential construction loans represented only 5% of the Bank's loan portfolio, residential land development loans represented 5% of the portfolio, and condominium construction loans represented 6% of the portfolio. We are making appropriate provisions to loan loss reserves in accordance with the results of our loan loss reserve analysis. An article in the Wall Street Journal on October 28, 2008 indicated that the Seattle Metro area was judged to have an 8.8 month supply of home inventory on the market. This compares quite favorably to many parts of the country some of which appear to have a supply in excess of 15 months. The Bank's core business remains strong. We continue to look for opportunities to prudently grow the loan portfolio, to control operating costs and to reduce our interest expense. The recent news that the Boeing machinist strike is settled is a welcome development for the regional outlook, with more than 27,000 workers returning to work."

Capital Ratios and Asset Quality

Timberland remains well capitalized with total risk based capital of 13.62%, equity to assets of 10.98% and tangible equity to assets of 10.00%. "While we are well capitalized and have a strong capital base, we are evaluating the opportunity to increase capital through the Treasury's TARP program to provide for additional loan growth in accordance with the intent of the program," Sand noted. "We are currently weighing the costs and benefits of participation."

The non-performing assets ("NPAs") to total assets ratio was 1.83% at September 30, 2008, with $526,000 in net charge-offs during the quarter and $648,000 in net charge-offs for the fiscal year. The allowance for loan losses totaled $8.1 million at September 30, 2008, or 1.42% of loans receivable and 67% of non-performing loans. The allowance for loan losses was $7.1

Timberland Q4 Earnings
November 4, 2008
Page 2

million, or 1.26% of loans receivable and $4.8 million, or 0.92% of loans receivable at June 30, 2008 and September 30, 2007, respectively.

Non-performing loans ("NPLs") increased to $11.99 million at September 30, 2008, and were comprised of 34 loans and 17 credit relationships. Included in NPLs are 17 single family speculative loans totaling $5.4 million (of which the largest has a balance of $408,000), a $3.1 million land development loan in Kennewick, Washington, a $1.4 million participation interest in a land development loan located in Clark County, Washington, seven individual lot
(land) loans totaling $726,000, one commercial real estate loan in Kitsap County, Washington for $714,000, three single family home loans totaling $300,000, three home equity consumer loans totaling $160,000 and one commercial business loan for $250,000.

Loans with an aggregate balance of $316,000 that were non-performing at the end of the prior quarter were brought current during the September quarter. "We sold the property held at June 30, 2008 as other real estate owned ("OREO") for $970,000 and added a single residential property to OREO during the quarter ended September 30, 2008," Sand stated. OREO and other repossessed assets decreased to $511,000 at September 30, 2008 and consisted of one single-family residence in Pierce County and two vehicles.

Balance Sheet Management

Total assets increased 11% on an annualized basis during the quarter to $681.9 million at September 30, 2008, and increased 6% from $644.8 million one year ago. The increase in assets during the current quarter was a result of an increase in liquid assets as cash equivalents increased to $42.9 million at September 30, 2008 from $23.5 million at June 30, 2008.

LOAN PORTFOLIO
($ in thousands)           Sept. 30, 2008    June 30, 2008   Sept. 30, 2007
                           Amount Percent   Amount  Percent  Amount Percent
                          -------- -----   -------- ------  -------- -----
Mortgage Loans:
  One-to-four family (1)  $112,299    18%  $105,791    17%  $102,434    17%
  Multi-family              25,927     4     37,465     6     35,157     6
  Commercial               146,223    24    140,785    23    127,866    22
  Construction and land
   development             186,344    31    202,029    32    186,261    32
  Land                      60,701    10     56,489     9     60,706    10
                          -------- -----   -------- -----   --------  ----
    Total mortgage loans   531,494    87    542,559    87    512,424    87
Consumer Loans:
  Home equity and second
   mortgage                 48,690     8     46,771     7     47,269     8
  Other                     10,635     2     11,292     2     10,922     2
                          -------- -----   -------- -----   --------  ----
    Total consumer loans    59,325    10     58,063     9     58,191    10
Commercial business loans   21,018     3     23,307     4     18,164     3
                          -------- -----   -------- -----   --------  ----
Total loans               $611,837   100%  $623,929   100%  $588,779   100%
Less:
  Undisbursed portion of
   construction loans
   in process              (43,353)         (57,335)         (65,673)
  Unearned income           (2,747)          (2,865)          (2,968)
  Allowance for loan
   losses                   (8,050)          (7,076)          (4,797)
                          --------         --------         --------
Total loans receivable,
 net                      $557,687         $556,653         $515,341
                          ========         ========         ========
_____________________
(1) Includes loans held for sale


CONSTRUCTION LOAN COMPOSITION
($ in thousands)

                          Sept. 30, 2008    June 30, 2008   Sept. 30, 2007
                                 Percent           Percent           Percent
                                 of Loan           of Loan           of Loan
                         Amount  Portfolio Amount  Portfolio Amount  Portfolio
                         ------  --------  ------  --------  ------  --------
Custom and owner /
 builder                 $ 47,168     8%  $ 48,384     8   $ 52,375     9%
Speculative                30,895     5     36,979     6     43,012     7
Commercial real estate     39,620     7     47,215     8     40,998     7

Timberland Q4 Earnings
November 4, 2008
Page 3

Condominium                39,196     6     36,538     6     27,584     5
Multi-family                1,313     -      2,137     -          -     -
Land development           28,152     5     30,776     5     22,292     4
                         --------         --------         --------
  Total construction
   loans                 $186,344         $202,029         $186,261


Net loans receivable increased 8% year-over-year to $557.7 million at September 30, 2008, from $515.3 million one year ago. During the quarter the loan portfolio increased by $1.0 million as one-to-four family loans increased by $6.5 million, commercial real estate loans increased by $5.4 million, land loans increased by $4.2 million and consumer loans increased by $1.3 million. These increases were partially offset by an $11.5 million decrease in multi-family loans, a $2.3 million decrease in commercial business loans and a $1.7 million decrease in construction and land development loans (net of the undisbursed portion).

Loan originations decreased to $50.0 million for the quarter ended September 30, 2008 from $80.1 million for the quarter ended June 30, 2008 and from $66.3 million for the quarter ended September 30, 2007. The Bank continues to sell fixed rate one-to four-family mortgage loans into the secondary market for asset-liability management purposes. During the quarter ended September 30, 2008, fixed rate one-to four-family mortgage loan sales totaled $9.4 million.

Timberland's investment securities decreased by $2.2 million during the quarter to $31.3 million at September 30, 2008 from $33.5 million at June 30, 2008, primarily as a result of regular amortization and prepayments on mortgage-backed securities.

DEPOSIT BREAKDOWN
($ in thousands)
                            Sept. 30, 2008    June 30, 2008   Sept. 30, 2007
                            Amount  Percent  Amount  Percent  Amount  Percent
                           -------  ------- -------  ------- -------  -------
Non-interest bearing       $ 51,955    11% $ 50,701    11%  $ 54,962    12%
N.O.W. checking              90,468    18    90,476    19     80,372    17
Savings                      56,391    11    58,604    12     56,412    12
Money market                 70,379    14    48,082    10     48,068    10
Certificates of deposit
 under $100                 130,313    26   128,791    27    135,528    29
Certificates of deposit
 $100 and over               73,107    15    77,343    16     67,316    15
Certificates of deposit
 - brokered                  25,959     5    25,937     5     24,077     5
                           -------- -----  -------- -----   -------- -----
  Total deposits           $498,572   100% $479,934   100%  $466,735   100%
                           ======== =====  ======== =====   ======== =====


Total deposits increased $18.7 million to $498.6 million at September 30, 2008 from $479.9 million at June 30, 2008 primarily as a result of a $22.3 million increase in money market accounts and a $1.3 million increase in non-interest bearing checking accounts. These increases were partially offset by a $2.7 million decrease in non-brokered certificates of deposit accounts and a $2.2 million decrease in savings accounts. The increase in money market accounts was partially a result of a $10.5 million short-term deposit by a commercial customer that was transferred from the deposit base into the Bank's Certificate of Deposit Registry Service (CDARS) program in early October 2008.

Total shareholders' equity increased $66,000 to $74.84 million at September 30, 2008 from $74.78 million at June 30, 2008. The increase in shareholders' equity was primarily due to net income of $1.35 million, which was partially offset by cash dividends of $762,000 paid to shareholders and a $481,000 change in the accumulated other comprehensive loss category as a result of market value declines in the Company's available for sale investment portfolio.
Operating Results

Fiscal fourth quarter revenue (net interest income before provision for loan losses plus non-interest income), increased 7% to $8.9 million compared with $8.3 million in the like quarter one year ago. The increase was a result of a $462,000 increase in non-interest income and a $91,000 increase in net interest income. Net interest income before the provision for loan losses increased 1% to $6.8 million for the quarter ended September 30, 2008 from $6.7 million compared to the like quarter one year ago with interest and dividend income decreasing 6% and interest expense decreasing 16%. Fiscal 2008 core operating revenue (excluding the non-recurring impairment charge incurred in June 2008) increased 6% to $33.9 million from $32.1 million in

Timberland Q4 Earnings
November 4, 2008
Page 4

fiscal 2007, with net interest income up 3% and non-interest income increasing 17%. During this challenging interest rate environment, Timberland's net interest margin remained solid at 4.36% for the current quarter, an increase of 13 basis points from the 4.23% reported for the quarter ended June 30, 2008 and a decrease of 24 basis points from the 4.60% reported for the quarter ended September 30, 2007. For fiscal 2008 Timberland's net interest margin was 4.41% compared to 4.69% for fiscal 2007.

In the fourth fiscal quarter Timberland made a provision of $1.5 million to its allowance for loan losses, up from $500,000 in the quarter immediately prior and $270,000 in the like quarter in the prior fiscal year. Net charge-offs for the quarter ended September 30, 2008 totaled $526,000, compared to $121,000 in the immediately prior quarter and $2,000 in the like quarter one year ago. Total net charge-offs in fiscal 2008 were $648,000 compared to $11,000 in fiscal 2007.

Non-interest income increased 30% to $2.0 million for the fourth fiscal quarter from $1.6 million for the fourth quarter of fiscal 2007, primarily due to increased service charges on deposits. "We continue to benefit from the overdraft decisioning software installed this year," stated Sand. For fiscal 2008 non-interest income (excluding the non-recurring impairment charge incurred in June 2008) increased 17% to $7.0 million from $6.0 million for fiscal 2007.

Timberland's total operating (non-interest) expenses increased by $543,000 to $5.40 million for the fourth fiscal quarter from $4.85 million for the fourth quarter of fiscal 2007 primarily due to a $228,000 increase in salaries and employee benefits expense, a $224,000 increase in deposit related expenses and an $86,000 increase in professional fees. The increased salary and benefit expense was primarily the result of annual salary adjustments (effective October 1, 2007) and increased employee insurance expenses. The increased deposit related expenses were primarily a result of expenses associated with several new deposit related programs implemented during the year and an increase in FDIC insurance expense recorded as the Bank's credit with the FDIC was fully depleted during the quarter ended June 30, 2008. Timberland's fiscal 2008 total operating expenses increased 5% to $20.4 million from $19.5 million for fiscal year 2007 primarily due to increased salaries and employee benefits expense and increased deposit related expenses. Timberland's efficiency ratio was 60.96% for the quarter ended September 30, 2008 compared to 58.47% for the quarter ended September 30, 2007. Timberland's efficiency ratio (excluding the non-recurring impairment charge) was 60.06% for the year ended September 30, 2008 compared to 60.54% for the year ended September 30, 2007.

About Timberland Bancorp, Inc.
Timberland Bancorp operates 21 branches in the state of Washington in Hoquiam, Aberdeen, Ocean Shores, Montesano, Elma, Olympia, Lacey, Tumwater, Yelm, Puyallup, Edgewood, Tacoma, Spanaway (Bethel Station), Gig Harbor, Poulsbo, Silverdale, Auburn, Winlock, and Toledo.

Timberland Q4 Earnings
November 4, 2008
Page 5


TIMBERLAND BANCORP INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENT                     Three Months Ended
($ in thousands, except per share)        Sept. 30,    June 30,    Sept. 30,
(unaudited)                                   2008        2008         2007
                                        ----------  ----------   ----------
Interest and dividend income
Loans receivable                        $    9,977  $    9,825   $   10,335
Investments and mortgage-backed
 securities                                    439         235          344
Dividends from mutual funds and Federal
 Home Loan Bank ("FHLB") stock                  33         272          433
Federal funds sold                             104          28           69
Interest bearing deposits in banks              14           8           16
                                        ----------  ----------   ----------
  Total interest and dividend income        10,567      10,368       11,197

Interest expense
Deposits                                     2,609       2,703        3,180
FHLB advances                                1,121       1,161        1,262
Other borrowings                                 2           4           11
                                        ----------  ----------   ----------
  Total interest expense                     3,732       3,868        4,453
                                        ----------  ----------   ----------
  Net interest income                        6,835       6,500        6,744
Provision for loan losses                    1,500         500          270
                                        ----------  ----------   ----------
  Net interest income after provision
   for loan losses                           5,335       6,000        6,474

Non-interest income
Service charges on deposits                  1,201         948          715
Gain on sale of loans, net                      68         127          106
Loss on redemption of mutual funds              --      (2,822)          --
Bank owned life insurance ("BOLI") net
 earnings                                      126         121          120
Servicing income on loans sold                 138         234          133
ATM transaction fees                           321         329          307
Other                                          165         170          176
                                        ----------  ----------   ----------
  Total non-interest income (loss)           2,019        (893)       1,557

Non-interest expense
Salaries and employee benefits               2,852       2,812        2,624
Premises and equipment                         674         519          625
Advertising                                    218         228          274
Loss (gain) from other real estate
 operations                                     (4)         --            1
ATM expenses                                   150         136          143
Postage and courier                            138         129          131
Amortization of core deposit intangible         62          62           71
State and local taxes                          175         149          152
Professional fees                              211         175          125
Other                                          921         709          708
                                        ----------  ----------   ----------
  Total non-interest expense                 5,397       4,919        4,854
Income before federal income taxes           1,957         188        3,177
Federal income taxes                           607         734        1,022
                                        ----------  ----------   ----------
  Net income (loss)                     $    1,350  $     (546)  $    2,155
                                        ==========  ==========   ==========
Earnings (loss) per common share:
  Basic                                 $     0.21  $    (0.08)  $     0.33
  Diluted                               $     0.21  $    (0.08)  $     0.32
Weighted average shares outstanding:
  Basic                                  6,475,385   6,446,303    6,516,381
  Diluted                                6,570,492   6,524,818    6,690,048

Timberland Q4 Earnings
November 4, 2008
Page 6

TIMBERLAND BANCORP INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENT                       Year Ended
                                         ---------------------------------
($ in thousands, except per share)       Non-GAAP*        GAAP        GAAP
(unaudited)                              Sept. 30,   Sept. 30,   Sept. 30,
                                              2008        2008        2007
                                         ---------   ---------   ---------
Interest and dividend income
Loans receivable                         $  40,924   $  40,924   $  38,386
Investments and mortgage-backed
 securities                                  1,064       1,064       1,529
Dividends from mutual funds and FHLB
 stock                                       1,123       1,123       1,692
Federal funds sold                             191         191         260
Interest bearing deposits in banks              36          36          77
                                         ---------   ---------   ---------
  Total interest and dividend income        43,338      43,338      41,944

Interest expense
Deposits                                    11,763      11,763      11,292
FHLB advances                                4,628       4,628       4,437
Other borrowings                                22          22          49
                                         ---------   ---------   ---------
Total interest expense                      16,413      16,413      15,778
                                         ---------   ---------   ---------
    Net interest income                     26,925      26,925      26,166
Provision for loan losses                    3,900       3,900         686
                                         ---------   ---------   ---------
    Net interest income after provision
     for loan losses                        23,025      23,025      25,480

Non-interest income
Service charges on deposits                  3,493       3,493       2,776
Gain on sale of loans, net                     432         432         356
Loss on redemption of mutual funds              --      (2,822)         --
BOLI net earnings                              486         486         464
Servicing income on loans sold                 669         669         505
ATM transaction fees                         1,251       1,251       1,138
Other                                          669         669         723
                                         ---------   ---------   ---------
    Total non-interest income                7,000       4,178       5,962

Non-interest expense
Salaries and employee benefits              11,569      11,569      10,928
Premises and equipment                       2,307       2,307       2,452
Advertising                                    897         897         843
Loss (gain) from other real estate
 operations                                     (3)         (3)        (13)
ATM expenses                                   576         576         497
Postage and courier                            514         514         478
Amortization of core deposit intangible        249         249         285
State and local taxes                          622         622         571
Professional fees                              678         678         650
Other                                        2,965       2,965       2,760
                                         ---------   ---------   ---------
    Total non-interest expense              20,374      20,374      19,451
Income before federal income taxes           9,651       6,829      11,991
Federal income taxes                         3,055       2,824       3,828
                                         ---------   ---------   ---------
    Net income                           $   6,596   $   4,005   $   8,163
                                         =========   =========   =========
Earnings per common share:
    Basic                                $    1.02   $    0.62   $    1.20
    Diluted                              $    1.00   $    0.61   $    1.17
Weighted average shares outstanding:
    Basic                                6,475,385   6,475,385   6,775,822
    Diluted                              6,570,492   6,570,492   6,982,107
* Non-GAAP column excludes non-recurring loss on redemption of mutual funds.

Timberland Q4 Earnings
November 4, 2008
Page 7


TIMBERLAND BANCORP, INC.
CONSOLIDATED BALANCE SHEET
($ in thousands) (unaudited)             Sept. 30,    June 30,   Sept. 30,
Assets                                        2008        2008        2007
                                         ---------   ---------   ---------
Cash and due from financial
 institutions:
  Non-interest bearing                   $  14,013   $  14,776   $  10,813
  Interest-bearing deposits in banks         3,431       3,196       2,082
  Federal funds sold                        25,430       5,565       3,775
                                         ---------   ---------   ---------
                                            42,874      23,537      16,670

Investments and mortgage-backed
 securities:
  Held to maturity                          14,233      14,684          71
  Available for sale                        17,098      18,828      63,898
FHLB stock                                   5,705       5,705       5,705
                                         ---------   ---------   ---------
                                            37,036      39,217      69,674

Loans receivable                           563,964     562,664     519,381
Loans held for sale                          1,773       1,065         757
Less: Allowance for loan losses             (8,050)     (7,076)     (4,797)
                                         ---------   ---------   ---------
Net loans receivable                       557,687     556,653     515,341


Accrued interest receivable                  2,870       2,932       3,424
Premises and equipment                      16,884      16,286      16,575
Other real estate owned ("OREO") and
 other repossessed items                       511         879          --
BOLI                                        12,902      12,775      12,415
Goodwill                                     5,650       5,650       5,650
Core deposit intangible                        972       1,034       1,221
Mortgage servicing rights                    1,306       1,277       1,051
Other assets                                 3,191       3,514       2,827
                                         ---------   ---------   ---------
Total Assets                             $ 681,883   $ 663,754   $ 644,848
                                         =========   =========   =========


Liabilities and Shareholders' Equity
Non-interest-bearing deposits            $  51,955   $  50,697   $  54,962
Interest-bearing deposits                  446,617     429,237     411,773
                                         ---------   ---------   ---------
  Total deposits                           498,572     479,934     466,735

FHLB advances                              104,628     104,645      99,697
Other borrowings: repurchase agreements        758       1,007         595
Other liabilities and accrued expenses       3,084       3,393       3,274
                                         ---------   ---------   ---------
Total Liabilities                          607,042     588,979     570,301
                                         ---------   ---------   ---------

Shareholders' Equity
Common stock - $.01 par value; 50,000,000
 shares authorized;
  Sept. 30, 2008 - 6,967,579 shares
   issued and outstanding
  June 30, 2008 - 6,901,453 shares
   issued and outstanding
  Sept. 30, 2007 - 6,953,360 shares
   issued and outstanding                       70          69          70
Additional paid in capital                   8,602       8,706       9,923
Unearned shares - Employee Stock
 Ownership Plan                             (2,776)     (2,842)     (3,040)
Retained earnings                           69,406      68,822      68,378
Accumulated other comprehensive income
 (loss)                                       (461)         20        (784)
                                         ---------   ---------   ---------
Total Shareholders' Equity                  74,841      74,775      74,547
                                         ---------   ---------   ---------
Total Liabilities and Shareholders'
 Equity                                  $ 681,883   $ 663,754   $ 644,848
                                         =========   =========   =========

Timberland Q4 Earnings
November 4, 2008
Page 8

KEY FINANCIAL RATIOS AND DATA
($ in thousands, except per share amounts) (unaudited)

                                          Three Months Ended
                          --------------------------------------------------
                              GAAP   Core Results         GAAP          GAAP
                         Sept. 30,      June 30,      June 30,     Sept. 30,
                              2008       2008(a)          2008          2007
                          --------      --------      --------      --------
PERFORMANCE RATIOS:
Return (loss) on
 average assets (b)          0.80%         1.24%        (0.33%)        1.36%
Return (loss) on
 average equity (b)          7.22%        10.91%        (2.91%)       11.66%
Net interest margin (b)      4.36%         4.23%         4.23%         4.60%
Efficiency ratio            60.96%        58.36%        87.73%        58.47%

                                                     Year Ended
                                        ------------------------------------
                                    Core Results          GAAP          GAAP
                                       Sept. 30,     Sept. 30,     Sept. 30,
                                         2008(a)          2008          2007
                                        --------      --------      --------
Return on average assets (b)               1.00%         0.61%         1.34%
Return on average equity (b)               8.81%         5.35%        10.67%
Net interest margin (b)                    4.41%         4.41%         4.69%
Efficiency ratio                          60.06%        65.50%        60.54%


                                       Sept. 30,      June 30,     Sept. 30,
                                            2008          2008          2007
                                        --------      --------      --------
ASSET QUALITY RATIOS:
Non-performing loans                   $ 11,990      $  9,391      $  1,490
OREO and other repossessed assets           511           879            --
                                        --------      --------      --------
Total non-performing assets            $ 12,501      $ 10,270      $  1,490

Non-performing assets to total assets      1.83%         1.55%         0.23%
Allowance for loan losses to
 non-performing loans                        67%           75%          322%
Restructured loans                     $    272      $     --      $     --

CAPITAL RATIOS:
Tier 1 leverage capital                   10.28%        10.41%        10.73%
Tier 1 risk based capital                 12.37%        12.10%        12.73%
Total risk based capital                  13.62%        13.35%        13.64%
Equity to assets                          10.98%        11.27%        11.56%
Tangible equity to assets (e)             10.00%        10.26%        10.49%
Book value per share (c)               $  10.74      $  10.83      $  10.72
Book value per share (d)               $  11.34      $  11.46      $  11.39
Tangible book value per share (c) (e)  $   9.79      $   9.87      $   9.73
Tangible book value per share (d) (e)  $  10.34      $  10.44      $  10.34


(a) Calculation excludes non-recurring loss on redemption of mutual funds that occurred during 6/30/2008 quarter
(b) Annualized
(c) Calculation includes ESOP shares not committed to be released
(d) Calculation excludes ESOP shares not committed to be released
(e) Calculation subtracts goodwill and core deposit intangible from the equity component

Timberland Q4 Earnings
November 4, 2008
Page 9



AVERAGE BALANCE SHEET:                           Three Months Ended
                                           -------------------------------
                                            Sept. 30,  June 30,  Sept. 30,
                                                2008       2008       2007
                                           ---------  ---------  ---------
Average total loans                        $ 564,145  $ 560,515  $ 509,166
Average total interest earning assets        626,574    614,383    586,056
Average total assets                         674,354    659,998    634,762
Average total interest bearing deposits      438,496    415,495    405,078
Average FHLB advances and other borrowings   106,074    110,903     96,442
Average shareholders' equity                  74,803     74,956     73,916


                                                      Year Ended
                                           -------------------------------
                                            Sept. 30,            Sept. 30,
                                                2008                  2007
                                           ---------             ---------
Average total loans                        $ 552,318             $ 477,029
Average total interest earning assets        611,135               558,298
Average total assets                         658,221               607,781
Average total interest bearing deposits      419,338               387,505
Average FHLB advances and other borrowings   108,858                85,599
Average shareholders' equity                  74,875                76,497

Disclaimer
This report contains certain "forward-looking statements." The Company desires to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and is including this statement for the express purpose of availing itself of the protection of such safe harbor with forward-looking statements. These forward-looking statements may describe future plans or strategies and include the Company's expectations of future financial results. Forward-looking statements are subject to a number of risks and uncertainties that might cause actual results to differ materially from stated objectives. These risk factors include but are not limited to the effect of interest rate changes, competition in the financial services market for both deposits and loans as well as regional and general economic conditions. The words "believe," "expect," "anticipate," "estimate," "project," and similar expressions identify forward-looking statements. The Company's ability to predict results or the effect of future plans or strategies is inherently uncertain and undue reliance should not be placed on such statements.